March 15, 1996

Cognex Corporation
One Vision Drive
Natick, MA  01760

Gentlemen:

     We are general counsel to Cognex Corporation, a Massachusetts corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the assumption by the Company of the 1991 Isys Long Term Equity Incentive Plan (the "Plan") in connection with te acquisition of Isys Controls, Inc. on February 29, 1996. We are also familiar with the registration statement to which a copy of this opinion will be attached as an exhibit.

        As such counsel, we have examined the corporate records of the Company, including the Articles of Organization, By-laws, stock records, minutes of meetings of its Board of Directors and stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

        Based   upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the Commonwealth of Massachusetts;

     2. The Company has authorized the issuance of 60,000,000 shares of common stock, $.002 par value per share.

     3. The outstanding common stock of the Company has been duly authorized, constitutes validly issued, fully paid and non-assessable shares of capital stock of the Company and no personal liability attaches to any of the shares; and

     4. The shares of common stock issuable pursuant to the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable shares of capital stock of the Company to which no personal liability will attach.
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     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration Statement on Form S-8 and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                 Very truly yours,


                                 /s/Hutchins, Wheeler & Dittmar
                                 Hutchins, Wheeler & Dittmar
                                 A Professional Corporation